PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                       333 SOUTH HOPE STREET, 27TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-1488
                            TELEPHONE (213) 683-6500



CHRISTOPHER P. O'CONNELL                             FACSIMILE (213) 683-6669
                                                           ------------

                                                  WRITER'S DIRECT DIAL NUMBER:

                                                         (213) 683-6678
                                                      COCONNELL@PMCOS.COM


                                 FORM OF CONSENT


                                                            January 14, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297


         Re:      First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                       Very truly yours,


                                       PARKER, MILLIKEN, CLARK,
                                            O'HARA & SAMUELIAN,
                                       A PROFESSIONAL CORPORATION



                                       By:  /s/ Christopher P. O'Connell
                                            ------------------------------
                                                Christopher P. O'Connell